Subsidiaries of the Registrant
                              Holloman Corporation

                         State or Jurisdiction       Other Jurisdictions in
Name                       of Incorporation            Which Qualified                    DBA (2)              Amount Owned
----                       ----------------            ---------------                    ------               ------------

Holloman Construction
Company (1)             Texas                        Arizona, Arkansas, Colorado,
                                                     Florida, Louisiana, Maryland,        100%
                                                     New Mexico, Oklahoma,
                                                     Utah

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(1) Assumes consummation of the Acquisition (2) No assumed names.